Filing Fee $50.00

DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

Camden National Corporation
(Name of Corporation)

Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

Pursuant to 13-C MRSA §1006 and/or §1804, §1805, §1811, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST: The amendment was adopted on (date) April 26, 2022.

The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A.

The amendment was duly approved as follows: ("X" one box only.)

- ☐ by the incorporators – shareholder approval was not required **OR**
- ☐ by the board of directors – shareholder approval was not required **OR**
- ☑ by the shareholders in the manner required by this Act and by the articles of incorporation **OR if**

SECOND: This is a **Benefit Corporation** and the following changes were approved by at least the minimum status vote as defined in 13-C MRSA§1802.7. **(Check only if applicable)**

- ☐ designation as a benefit corporation pursuant to 13-C MRSA §1804
- ☐ add, amend or delete identification of a specific public benefit that it is the purpose of the benefit corporation to create as set forth in Exhibit ____ pursuant to 13-C MRSA §1811.4
- ☐ termination as a benefit corporation pursuant to 13-C MRSA §1805

THIRD: If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit _____ or as follows:

FOURTH: The effective date of the articles of amendment (if other than the date of filing) is ____________________.

Dated April 26, 2022

*By [signature]
(original written signature)

Joanne Campbell
(type or print name)

Chief Risk Officer and Clerk of the Corporation
(title of signer)

*This document **MUST** be signed by any duly authorized officer **OR** the clerk. (13-C MRSA §121.5)

Submit completed form to: **Secretary of State**
Division of Corporations, UCC and Commissions
101 State House Station, Augusta, ME 04333-0101
Telephone Inquiries: **(207) 624-7752** Email Inquiries: CEC.Corporations@Maine.gov

<u>EXHIBIT A</u>

Amendment to
the Articles of Incorporation of
Camden National Corporation

Paragraph 2 of Exhibit A to the Articles of Incorporation of Camden National Corporation is hereby amended by adding sub-paragraph 2.1 immediately after paragraph 2:

2.1. Shareholders may remove one or more Directors of the Corporation with or without cause, provided that a Director may be removed by the Shareholders only by the affirmative vote of at least a majority of the shares entitled to vote on the removal at a special meeting at which a quorum is present that is called in the manner required by the By-laws of the Corporation and for the specific purpose of removing such Director.